Exhibit 99.1

                PNM Resources Reports Earnings For Second Quarter

ALBUQUERQUE, N.M., July 22, 2002 - PNM Resources (NYSE:PNM) today reported net earnings for the three months ended June 30, 2002, of $11.2 million, or $0.28 per share of common stock (diluted). In the comparable three months in 2001, earnings were $49.6 million, or $1.24 per diluted share. Operating revenues for the quarter totaled $264.6 million, compared to $666.1 million in the same period last year.

There were no one-time items or non-recurring gains or losses included in earnings for the second quarter 2002. In the comparable three months last year, one-time items or non-recurring gains or losses reduced earnings by $22.3 million, or $0.34 per diluted share. Ongoing earnings were $1.58 per diluted share for the second quarter 2001.

Net earnings for the first six months of 2002 totaled $36.1 million, or $0.90 per diluted share, down from $113.1 million, or $2.84 per diluted share, in the comparable period in 2001. Operating revenues for the six months ended June 30, 2002, totaled $578.6 million, compared to total operating revenues of $1.4 billion for the first half of the previous year.

The decline in revenues and earnings in 2002 is due to lower prices and a sharp drop in activity in the wholesale power market, according to PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba.

The non-recurring charges, which reduced earnings by $0.34 per share for the second quarter 2001 and by $0.48 per share for the six months ended June 30, 2001, included a contribution to the PNM Foundation, the write-off of non-recoverable coal mine decommissioning costs, a write-off of an Avistar investment and costs associated with the terminated Western Resources transaction.

PNM Power Marketing
-------------------

Wholesale electric revenues for the latest quarter totaled $166.2 million, down from $524.8 million for the comparable period last year. The amount of power sold through the wholesale market during the second quarter 2002 was 2.4 million megawatt-hours (MWh), compared to 3.2 million MWh during the second quarter of 2001. Wholesale power prices averaged about $28 a megawatt-hour during the second quarter 2002, compared to $147 a MWh during the second quarter of 2001.

"The significant wholesale trading activity in 2000 and 2001 was a result of many factors, such as increased demand in California, a lack of generating assets to serve the market, and the impact of extreme weather," Sterba said. "This year, a reduction in market liquidity, the relatively mild weather in the West, together with an abundance of cheap hydropower and economic conditions in the region all contributed to a slowdown. In addition, there are significant political and regulatory issues that remain to be resolved.

"As a result, PNM spot market and short-term sales have suffered from the low prices and lack of liquidity in the market," Sterba said. PNM is focusing its efforts on acquiring additional long-term power contracts, while remaining in the short-term market with a conservative posture.

"More than 75 percent of PNM's generation capacity is committed to serving customers under long-term contract, and these relationships are a key part of our wholesale strategy," Sterba noted. "For example, we recently extended our 29 MW contract with the City of Gallup into 2013. This and similar commitments provide PNM with a stable, predictable revenue stream that helps dampen earnings volatility on the wholesale side."

PNM Utility Operations
----------------------

Retail electric revenues totaled approximately $134.4 million for the quarter ended June 30, compared to $129.6 million in the second quarter of 2001. Retail electric sales in the quarter totaled 1.8 million megawatt hours, up 3.1 percent from the comparable period last year. The company estimates underlying retail electric growth in the PNM service territory (normalized for weather) for the quarter at between 2.5 and 3.5 percent on an annual basis.

Retail gas revenues totaled $44.4 million for the latest quarter, down from about $87.1 million in the comparable period in 2001. Gas gross margin (operating revenues less the cost of gas purchased for resale) was $25.5 million in the second quarter 2002, compared to $29.3 million in the second quarter of 2001. The decline in gas revenues and margin was primarily due to warmer temperatures compared to the same period last year and to lower consumption of gas for electric generation during the quarter. PNM plans to file a gas rate case later this year to reflect the company's continuing investment in the gas utility distribution system since retail rates were last adjusted.

Earnings Guidance
-----------------

Based on results through the first half of 2002 and management's forecast of wholesale price trends through the remainder of the year, PNM Resources has revised its 2002 earnings guidance to between $1.90 and $2.10 per diluted share.

Among the factors that could affect results in the final two quarters of 2002 are: uncertainties prevailing in the wholesale power market; regulatory decisions; performance of PNM's generating plants; increased coal costs at San Juan Generating Station, the weather and the pace and strength of the economic recovery in the region.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is New Mexico's largest electric and natural gas utility. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS

                                                        Three Months Ended             Six Months Ended
                                                             June 30,                      June 30,
                                                     --------------------------  --------------------------
                                                         2002          2001          2002          2001
                                                     ------------  ------------  ------------  ------------
  Operating Revenues
     Electric........................................  $220,516      $577,730      $424,479    $1,122,324
     Gas.............................................    43,968        87,084       153,169       279,020
     Unregulated.....................................        85         1,277           917         1,277
                                                     ------------  ------------  ------------  ------------
       Total operating revenues......................   264,569       666,091       578,565     1,402,621
                                                     ------------  ------------  ------------  ------------
  Operating Expenses
     Cost of energy sold.............................   122,692       433,841       277,800       930,939
     Administrative and general......................    36,389        38,766        68,453        78,256
     Energy production costs.........................    34,202        37,879        69,173        72,903
     Depreciation and amortization...................    25,217        23,929        49,996        48,148
     Transmission and distribution costs.............    15,451        15,081        31,988        30,357
     Taxes, other than income taxes..................     9,028         7,839        17,512        15,056
     Income taxes, net...............................     2,141        28,209        11,507        69,115
                                                     ------------  ------------  ------------  ------------
       Total operating expenses......................   245,120       585,544       526,429     1,244,774
                                                     ------------  ------------  ------------  ------------
       Operating income..............................    19,449        80,547        52,136       157,847
                                                     ------------  ------------  ------------  ------------
  Other Income and Deductions, Net of Tax............     6,397       (14,588)       13,785       (11,954)
                                                     ------------  ------------  ------------  ------------
       Income before interest charges................    25,846        65,959        65,921       145,893

  Net Interest Charges...............................    14,689        16,362        29,815        32,744
                                                     ------------  ------------  ------------  ------------
  Net Earnings.......................................    11,157        49,597        36,106       113,149

  Preferred Stock Dividend Requirements..............       147           147           293           293
                                                     ------------  ------------  ------------  ------------
  Net Earnings Applicable to Common Stock............  $ 11,010      $ 49,450      $ 35,813      $112,856
                                                     ============  ============  ============  ============

  Earnings Per Share of Common Stock (Basic).........   $  0.28      $   1.26       $  0.92       $  2.89
                                                     ============  ============  ============  ============

  Average Shares Outstanding (Basic).................    39,118        39,118        39,118        39,118
                                                     ============  ============  ============  ============

  Earnings Per Share of Common Stock (Diluted).......   $  0.28      $   1.24       $  0.90       $  2.84
                                                     ============  ============  ============  ============

  Average Shares Outstanding (Diluted)...............    39,586        39,966        39,612        39,782
                                                     ============  ============  ============  ============

  Dividends Paid Per Share of Common Stock...........   $  0.22      $   0.20       $  0.42       $  0.40
                                                     ============  ============  ============  ============

                                       6

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                            June 30,      December 31,
                                                                         --------------  --------------
                                                                              2002            2001
                                                                         --------------  --------------
                                                                           (Unaudited)
                                                                                 (In thousands)
  ASSETS
     Total utility plant................................................   $2,767,442      $2,738,990
     Accumulated depreciation and amortization..........................   (1,272,484)     (1,234,629)
     Construction work in progress......................................      341,261         249,656
     Nuclear fuel, net of accumulated amortization......................       26,586          26,940
                                                                         --------------  --------------
       Net Utility Plant................................................    1,862,805       1,780,957
                                                                         --------------  --------------
     Other Property and Investments.....................................      431,537         554,237
                                                                         --------------  --------------
  Current Assets
     Cash and cash equivalents..........................................       46,202          26,057
     Accounts receivables, net of allowance for uncollectible accounts..      106,087         147,787
     Other receivables..................................................       48,938          52,158
     Inventories........................................................       37,258          36,483
     Short-term investments.............................................      108,297          45,111
     Other current assets...............................................       27,069          41,901
                                                                         --------------  --------------
       Total Current Assets.............................................      373,851         349,497
                                                                         --------------  --------------
  Deferred Charges......................................................      271,210         249,947
                                                                         --------------  --------------
       Total Assets.....................................................   $2,939,403      $2,934,638
                                                                         ==============  ==============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                    June 30,      December 31,
                                                                 --------------  --------------
                                                                      2002            2001
                                                                 --------------  --------------
                                                                   (Unaudited)
                                                                         (In thousands)
  CAPITALIZATION AND LIABILIITES
  Capitalization
     Common stock..............................................     $ 622,468      $  625,632
     Accumulated other comprehensive income, net of tax........       (31,038)        (28,996)
     Retained earnings.........................................       442,596         415,388
     Minority interest.........................................        12,056          11,652
     Preferred stock...........................................        12,800          12,800
     Long-term debt, less current maturities...................       953,912         953,884
                                                                 --------------  --------------
       Total Capitalization....................................     2,012,794       1,990,360
                                                                 --------------  --------------
  Current Liabilities
     Short-term debt...........................................       100,000          35,000
     Accounts payable..........................................        98,628         120,918
     Accrued interest and taxes................................        54,452          72,022
     Other current liabilities.................................        67,456         101,697
                                                                 --------------  --------------
       Total Current Liabilities...............................       320,536         329,637
                                                                 --------------  --------------
  Deferred Credits
     Accumulated deferred income taxes.........................       129,706         120,153
     Accumulated deferred investment tax credits...............        43,149          44,714
     Other deferred credits....................................       433,218         449,774
                                                                 --------------  --------------
       Total Deferred Credits..................................       606,073         614,641
                                                                 --------------  --------------
       Total Capitalization and Liabilities....................   $ 2,939,403     $ 2,934,638
                                                                 ==============  ==============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                               Six Months Ended
                                                                                   June 30,
                                                                       ---------------------------------
                                                                            2002              2001
                                                                       ---------------   ---------------
                                                                        (Unaudited)
                                                                                (In thousands)
  Cash Flows From Operating Activities:
    Net earnings......................................................      $ 36,106         $ 113,149
    Adjustments to reconcile net earnings to net cash flows
      from operating activities:
        Depreciation and amortization.................................        51,189            53,083
        Other, net....................................................       (23,875)           29,117
        Changes in certain assets and liabilities:
          Accounts receivables........................................        41,700           (42,693)
          Other assets................................................        (9,684)           31,405
          Accounts payable............................................       (22,291)            1,081
          Other liabilities...........................................       (17,323)           72,339
                                                                       ---------------   ---------------
                Net cash flows provided from operating activities.....        55,822           257,481
                                                                       ---------------   ---------------
  Cash Flows From Investing Activities:
    Utility plant additions...........................................      (139,130)         (115,941)
    Redemption of short term investments..............................        45,000                 -
    Return of principle of PVNGS lease lessor notes...................         8,996             8,535
    Other investing...................................................         4,897            (5,544)
                                                                       ---------------   ---------------
                Net cash flows used in investing activities...........       (80,237)         (112,950)
                                                                       ---------------   ---------------
  Cash Flows From Financing Activities:
    Borrowings........................................................        65,000                 -
    Exercise of employee stock options................................        (3,312)           (2,682)
    Dividends paid....................................................       (16,723)          (15,935)
    Other Financing...................................................          (405)             (285)
                                                                       ---------------   ---------------
        Net cash flows provided by (used for) financing activities....        44,560           (18,902)
                                                                       ---------------   ---------------
    Increase in Cash and Cash Equivalents.............................        20,145           125,629
    Beginning of Period...............................................        26,057           107,691
                                                                       ---------------   ---------------
    End of Period.....................................................      $ 46,202          $233,320
                                                                       ===============   ===============
  Supplemental Cash Flow Disclosures:
    Interest paid.....................................................      $ 28,914          $ 31,382
                                                                       ===============   ===============
    Income taxes paid, net of refunds.................................      $ 41,784          $ 52,150
                                                                       ===============   ===============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues
                             (Thousands of dollars)

                                  Three Months Ended       Six Months Ended
                                         June 30,               June 30,
                                   2002        2001         2002         2001
                                ----------  ----------  -----------  -----------

Residential.....................   $45,408     $43,332     $96,418      $92,843
Commercial......................    62,867      61,126     117,582      114,950
Industrial......................    20,792      20,488      40,420       40,325
Other...........................    11,432      11,600      21,497       22,951
                                ----------  ----------  -----------  -----------
                                  $140,499    $136,546    $275,917     $271,069
                                ==========  ==========  ===========  ===========
Average customers...............   384,000     377,000     383,000      376,000
                                ==========  ==========  ===========  ===========


       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                Three Months Ended         Six Months Ended
                                    June 30,                   June 30,
                                 2002         2001         2002          2001
                             -----------  -----------  ------------  -----------

Residential................      530,300      506,712    1,123,413    1,083,085
Commercial.................      827,335      806,003    1,534,477    1,515,027
Industrial.................      405,571      396,832      797,917      784,967
Other......................       62,491       61,667      109,365      106,700
                             -----------  -----------  ------------  -----------
                               1,825,697    1,771,214    3,565,172    3,489,779
                             ===========  ===========  ============  ===========

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues
                             (Thousands of dollars)

                                 Three Months Ended        Six Months Ended
                                     June 30,                  June 30,
                                  2002         2001       2002         2001
                               ----------  -----------  ----------  -----------

 Residential..................    $25,618      $44,802    $97,724     $166,396
  Commercial..................      8,185       12,881     30,590       49,675
  Industrial..................        415       12,381      1,064       25,918
  Transportation*.............      5,134        6,411      8,745       10,413
  Other.......................      5,086       10,609     15,516       26,618
                               ----------  -----------  ----------  -----------
                                 $ 44,438      $87,084   $153,639     $279,020
                               ==========  ===========  ==========  ===========
  Average customers...........    444,000      435,000    444,000      435,000
                               ==========  ===========  ==========  ===========

*Customer-owned gas.


       The following table shows gas throughput by customer class:

                           Gas Throughput
                      (Thousands of decatherms)

                                Three Months Ended       Six Months Ended
                                    June 30,                 June 30,
                                  2002       2001        2002         2001
                              ----------  ----------  -----------  ----------

  Residential................      3,041       3,557      16,500      16,020
  Commercial.................      1,537       1,466       6,564       5,691
  Industrial.................        125       1,540         296       3,520
  Transportation*............     14,076      15,223      21,473      24,401
  Other......................      1,113       1,112       3,104       2,779
                              ----------  ----------  -----------  ----------
                                  19,892      22,898      47,937      52,411
                              ==========  ==========  ===========  ==========

 *Customer-owned gas.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows revenues by customer class:

                    Generation and Trading Revenues By Market
                             (Thousands of dollars)

                             Three Months Ended           Six Months Ended
                                  June 30,                     June 30,
                              2002          2001         2002           2001
                          ------------  ------------ ------------  -----------

 Intersegment sales.....  $   86,012     $  83,396    $ 167,962     $  164,313
 Long-term contracts....      10,562        16,981       24,899         45,795
 Trading *..............      64,398       424,381      115,874        802,432
 Other..................       5,234             -        8,141          3,383
                          ------------  ------------ ------------  -----------
                           $ 166,206     $ 524,758    $ 316,876     $1,015,923
                          ============  ============ ============  ===========

 *Includes mark-to-market gains/(losses).


 The following table shows sales by customer class:

               Generation and Trading Sales By Market
                                (Megawatt hours)

                               Three Months Ended           Six Months Ended
                                  June 30,                      June 30,
                              2002          2001           2002          2001
                          ------------  ------------   ------------  -----------

 Intersegment sales......   1,825,697     1,771,214      3,565,172    3,489,779
 Long-term contracts.....     227,000       368,894        508,153      846,947
 Trading.................   2,202,453     2,782,462      4,262,695    5,462,540
                          ------------  ------------   ------------  -----------
                            4,255,150     4,922,570      8,336,020    9,799,266
                          ============  ============   ============  ===========